UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 18, 2015

Welltower Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-8923	34-1096634
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

4500 Dorr Street, Toledo, Ohio	43615
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (419) 247-2800

Health Care REIT, Inc.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

On November 19, 2015, Welltower Inc. (“Welltower”) issued a press release announcing the pricing described in Item 8.01 below. A copy of the press release is furnished herewith as Exhibit 99.1 and incorporated in this Item 7.01 by reference.

The information contained in, or incorporated into, Item 7.01, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any registration statement or other filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as shall be expressly set forth by specific reference to such filing.

Item 8.01	Other Events.

On November 18, 2015, HCN Canadian Holdings-1 LP (“Holdings”), a wholly-owned subsidiary of Welltower, priced a private offering of C$300 million aggregate principal amount of its 3.35% senior unsecured notes due November 25, 2020 (the “Notes”). The Notes will be senior unsecured obligations of Holdings and will be fully and unconditionally guaranteed by Welltower. The offering of the Notes is expected to close on November 25, 2015, subject to the satisfaction of customary closing conditions.

The Notes have not been and will not be registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state laws.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press release of Welltower Inc. dated November 19, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WELLTOWER INC.

By:	/s/ THOMAS J. DEROSA
Name:	Thomas J. DeRosa
Title:	Chief Executive Officer

Dated: November 19, 2015

Exhibit Index

99.1	Press release of Welltower Inc. dated November 19, 2015.